UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2023

Neogen Corporation

(Exact name of Registrant as Specified in Its Charter)

Michigan	0-17988	38-2367843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Lesher Place
Lansing, Michigan		48912
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 517 372-9200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.16 par value per share	NEOG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance Letter Agreements

In order to align with market practices and enhance retention of Named Executive Officers, on October 26, 2023, Neogen Corporation (the “Company”) entered into letter agreements (collectively, the “Severance Letter Agreements”) with John E. Adent (the Company’s Chief Executive Officer), Douglas E. Jones, David H. Naemura and Amy M. Rocklin (collectively, Company Named Executive Officers) as well as certain other Company corporate officers (collectively “Participants”). The Severance Letter Agreements provide eligibility to the Participants to receive the termination benefits described below. The Severance Letter Agreements were developed by the Compensation Committee with the Company’s compensation consultant and approved unanimously by the Board of Directors.

The summary below of the material terms of the form of Severance Letter Agreement applicable to the Participants is qualified in its entirety by reference to the full text of the form of Severance Letter Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

The Severance Letter Agreements provide the Participants with certain payments and benefits (i) following specified termination events and (ii) following specified termination events subsequent to a change of control of the Company. The Severance Letter Agreements supersede prior severance plans or arrangements, including any prior severance plans or arrangements in any employment agreements that contain applicable severance provisions.

Under the Severance Letter Agreements, a Participant will receive the following payments and benefits if the Company determines that (i) the Participant resigned for Good Reason (as defined in the Severance Letter Agreements) or (ii) the Participant was involuntarily terminated by the Company for reasons other than for Cause (as defined in the Severance Letter Agreements):

•
Two times (Chief Executive Officer) or equal to (other Named Executive Officers) the Participant’s base salary, payable ratably over a period of twelve months, in accordance with the Company’s regular payroll practices;
•
Participant’s financial year Target Bonus opportunity (as defined in the Severance Letter Agreements), in a lump sum in the first payment of the Severance Benefits; and
•
During the severance period (subject to specified events that would terminate such payments on an earlier date), an amount equal to the full cost of continuation coverage premiums under COBRA for the Participant.

If the Participant resigns for Good Reason or the Participant is involuntarily terminated by the Company for reasons other than for Cause, in each case within 12 months following a Change in Control (as defined in the Severance Letter Agreements), a Participant will receive the Severance Benefits described above as well as full acceleration of vesting of all outstanding equity-based awards granted to the Participant by the Company.

The right to receive payments and benefits under the Severance Letter Agreements is subject to the Participant’s delivery and non-revocation of a valid waiver and release of claims and any other document deemed appropriate by the Company. Payments will be delayed until the effectiveness of the release and, as required, by Section 409A of the Internal Revenue Code of 1986, as amended. Upon a determination by the Company that the Participant has engaged in Detrimental Activity (as defined in the Severance Letter Agreements), the payments and benefits under the Severance Letter Agreements will cease and prior payments and benefits would be subject to recovery.

Retention Bonus for David Naemura

As an additional mechanism to retain critical talent, the Board of Directors of the Company approved a one-time grant of options (the “Retention Bonus”) on October 26, 2023 (the “Grant Date”), for David H. Naemura, the Company's Chief Financial Officer. The options have an aggregate value of $2,200,000 at an exercise price equal to the closing price of the Company’s common stock on the Grant Date. The options are subject to a “double trigger” of stock performance and time, such that they will be eligible to vest based on achievement of a stock price hurdle (the “Stock Price Hurdle”) in three approximately equal installments. Each installment of the Retention Bonus will vest on the anniversaries of the Grant Date if the Stock Price Hurdle has been achieved. If the Stock Price Hurdle has not been achieved on an anniversary of the Grant Date, the installment will vest on the date on which the Stock Price Hurdle is achieved. Achievement of the Stock Price Hurdle requires substantial growth in the Company’s stock price, with the Stock Price Hurdle representing a twenty percent (20%) price appreciation over the closing price of the Company’s common stock as of the Grant Date. The options will be eligible to vest during a seven-year performance period from the Grant Date. The Retention Bonus was granted pursuant to, and is subject to the terms and conditions of, the Company’s 2023 Omnibus Incentive Plan and, except as otherwise provided herein, the Company’s form of option agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2023, the Board of Directors of the Company approved the amended and restated bylaws (the bylaws, as so amended and restated, the “Amended and Restated Bylaws”), effective immediately. The Amended and Restated Bylaws have been updated to enhance and modernize the Company’s corporate governance, including among other things:

•
Expressly providing for any shareholder or board meeting to be held virtually or via means of remote communication and for the electronic transmission of notices for shareholder and board meetings (to the extent allowed under applicable law).
•
Enhancing and modernizing the procedural mechanics and disclosure requirements in connection with potential shareholder nominations of directors and submission of shareholder proposals at shareholder meetings, including, among others, the following:
o
Requiring the notice of director nomination or other business to be presented to be delivered to the Company no earlier than 120 days and not later than 90 days (previously no earlier than 90 days and not later than 60 days) prior to the anniversary date of the preceding year’s annual meeting;
o
Requiring additional disclosures and representations from nominating or proposing shareholders, proposed nominees and other persons associated with nominating or proposing shareholders;
o
Requiring that proposed nominees make themselves available for and submit to interviews by the Board or any Board committee within 10 days following the date of any reasonable request therefor from the Board or any Board committee; and
o
Permitting the Company to disregard a nomination or business if the proposing shareholders (or a qualified representative) do not appear at the meeting.
•
Providing that the nomination of any director nominee proposed by a shareholder in a nomination notice shall be disregarded and no vote on the election of such proposed nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Company) if, after such shareholder or any shareholder associated person provides notice pursuant to Rule 14a-19(b) under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) with respect to such proposed nominee, such shareholder or shareholder associated person either (A) notifies the Company that such shareholder or shareholder associated person no longer intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19 under the Exchange Act or (B) fails to comply with the requirements of Rule 14a-19 under the Exchange Act.
•
Removing the ability of the President to call a special meeting of shareholders, but retaining the ability of a majority of the Board and of the holders of 50% or more of the Company’s issued and outstanding common shares to call a special meeting.
•
Requiring the location of the annual meeting of shareholders to be where the Board may determine.
•
Clarifying how shareholder meetings can be adjourned and the mechanics around notice relating thereto.
•
Clarifying and modernizing (i) quorum and voting standards and (ii) election and proxy procedures.
•
Modernizing and clarifying the powers of the Board, including clarifying the duties of the chair of the Board, clarifying that any director elected or appointed to fill any director vacancies will serve for the remainder of the term of the Board class, clarifying the powers of Board committees and clarifying the timing and process requirements of Board meetings and Board action.
•
Modernizing and clarifying the powers of officers of the Company.
•
Clarifying that indemnification for directors and officers is mandatory and providing additional detail on indemnification and advance expenses for directors, officers and employees (as applicable).
•
Requiring the Company’s registered office to be in Michigan and permitting any other office to be where the Board may from time to time determine.
•
Making various other non-substantive updates and ministerial and conforming changes.

The foregoing summary of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 25, 2023, the Company held its 2023 Annual Meeting of Shareholders. At the meeting, 203,160,554 of the 216,310,582 shares outstanding and entitled to vote were present and voted. The matters listed below were submitted to a vote of the shareholders though the solicitation of proxies. The proposals are described in detail in the Company’s Proxy Statement dated as of, and filed with Securities and Exchange Commission on, September 18, 2023. The voting results are as follows:

Proposal 1 – Election of Directors

Nominee	For	Withheld
Aashima Gupta	173,676,074	22,019,553
Raphael A. Rodriguez	187,452,904	8,242,723
Catherine E. Woteki, Ph.D.	190,787,923	4,907,704

Proposal 2 – To Approve, by Non-Binding Vote, the Compensation of the Company’s Named Executive Officers

The shareholders approved, by non-binding vote, the compensation of the Company’s named executive officers, as disclosed in the proxy materials.

For	Against	Abstain	Broker Non-Vote
188,942,194	6,399,654	294,342	7,464,927

Proposal 3 – To Approve, on an Advisory Basis, the Frequency of Future Advisory Votes on Executive Compensation

The shareholders approved, on an advisory basis, the frequency of future advisory votes on executive compensation, as disclosed in the proxy materials.

1 Year	2 Years	3 Years	Abstain
194,187,940	83,339	1,162,434	202,477

Following the Annual Meeting of Shareholders, in accordance with the recommendation of the Board and the vote of holders of a majority of the Company’s shares, the Board selected every one year as the frequency of future advisory votes on executive compensation.

Proposal 4 – To Approve the Establishment of the Neogen Corporation 2023 Omnibus Incentive Plan

The shareholders approved the establishment of the Neogen Corporation 2023 Omnibus Incentive Plan, as disclosed in the proxy materials.

For	Against	Abstain	Broker Non-Vote
183,704,273	11,662,966	268,951	7,464,927

Proposal 5 – Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The shareholders ratified the appointment of BDO USA, P.A. as the Company’s auditors for the fiscal year ending May 31, 2024.

For	Against	Abstain	Broker Non-Vote
192,927,257	10,053,877	119,983	-

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Amended and Restated Bylaws of Neogen Corporation.
10.1	Form of Severance Letter Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION

Date:	October 31, 2023	By:	/s/ Amy M. Rocklin
Name: Amy M. Rocklin Title: Chief Legal & Compliance Officer, Corporate Secretary